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                                                                      EXHIBIT 12

                     GENERAL AMERICAN RAILCAR CORPORATION II

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        (IN THOUSANDS, EXCEPT FOR RATIO)


                                                                    1998
                                                                 -----------

Earnings available for fixed charges:
  Net income                                                        $1,308
Add:
  Income taxes expense                                                 768
  Portion of rents representative of interest
      factor (deemed to be one-third)                                1,277
                                                                 -----------

Total earnings available for fixed charges                          $3,353
                                                                 ===========


Fixed charges:
  Portion of rents representative of interest
      factor (deemed to be one-third)                               $1,277
                                                                 -----------

  Total fixed charges                                               $1,277
                                                                 ===========


Ratio of earnings to fixed charges                                  2.63x
                                                                 ===========

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